Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Greenspring Fund, Incorporated, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Greenspring Fund, Incorporated for the period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Greenspring Fund, Incorporated for the stated period.

/s/Charles vK. Carlson Charles vK. Carlson Chief Executive Officer Greenspring Fund, Incorporated	/s/Michael J. Fusting Michael J. Fusting Chief Financial Officer Greenspring Fund, Incorporated
Dated: August 24, 2016

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Greenspring Fund, Incorporated for purposes of Section 18 of the Securities Exchange Act of 1934.